UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2006

MSO Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2-98395-NY	74-3134651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 175, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code 847-267-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement

        On November 14, 2005, the registrant entered into an Agreement and Plan of Merger (the “MSO Merger Agreement”) with Red River Mountain, Ltd., a Texas limited partnership (the “Merger Sub”) and Resources for Living, Ltd., a Texas limited partnership (the “Partnership”). The MSO Merger Agreement provided for the merger of Merger Sub, a wholly owned subsidiary of the registrant, with the Partnership (the “MSO Merger”). As a result of the MSO Merger, the Partnership would have become a wholly-owned subsidiary of the registrant.

        Pursuant to the terms of the MSO Merger Agreement, both the registrant and the Partnership were permitted to terminate the MSO Merger Agreement in the event the MSO Merger did not close on or before December 31, 2005. On February 6, 2006, the Partnership elected to terminate the MSO Merger Agreement. On February 8, 2006, the registrant issued a press release announcing the termination of the MSO Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release of MSO Holdings, Inc., and Resources for Living, Ltd., dated February 8, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group
By: /s/ Albert J. Henry
Albert J. Henry
Chief Executive Officer

Dated: February 9, 2006